Exhibit 32

Certification Of Periodic Financial Report Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

In connection with the Quarterly Report of First Capital Institutional Real Estate, Ltd.-2 (the “Partnership”) on Form 10-Q for the quarter ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Donald J. Liebentritt, as President and Chief Executive Officer of First Capital Financial, L.L.C., the General Partner of the Partnership (the “General Partner”), and Philip Tinkler, as Vice President—Finance and Treasurer of the General Partner, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ DONALD J. LIEBENTRITT
DONALD J. LIEBENTRITT President and Chief Executive Officer August 13, 2004

/s/ PHILIP TINKLER
PHILIP TINKLER Vice President—Finance and Treasurer August 13, 2004